Exhibit 99.1

Elastic Completes the Acquisition of Endgame, a Leader in Endpoint Protection

MOUNTAIN VIEW, Calif. & AMSTERDAM, The Netherlands— (BUSINESS WIRE) — October 8, 2019 — Elastic N.V. (NYSE: ESTC), the company behind Elasticsearch and the Elastic Stack, announced that it has completed the acquisition of Endgame, a pioneer and industry-recognized leader in endpoint protection, detection, and response.

For years, the Elastic Stack has been adopted and used as a security analytics solution for threat hunting, fraud detection, security monitoring, cybersecurity, and more. In June 2019, Elastic launched Elastic SIEM to give security teams a powerful new tool for collecting, investigating, and detecting security information and events. The addition of Endgame’s endpoint protection product alongside Elastic SIEM will further simplify security for everyone — giving users a single, complete solution to combat threats and attacks. On October 15, 2019, at 8:30 a.m. (ET), Elastic will be hosting a special livestream from Washington, D.C., to unveil the details with Elastic CEO Shay Banon and Endgame CEO Nate Fick. Register here.

The total purchase price was $234 million, subject to customary adjustments, paid through the issuance of approximately 2.2 million ordinary shares of Elastic, the assumption of Endgame’s outstanding options, and cash payments aggregating approximately $27 million to repay Endgame’s outstanding bank debt of approximately $20 million and Endgame’s transaction expenses and other items aggregating approximately $7 million.

About Elastic

Elastic is a search company. As the creators of the Elastic Stack (Elasticsearch, Kibana, Beats, and Logstash), Elastic builds self-managed and SaaS offerings that make data usable in real time and at scale for use cases like application search, site search, enterprise search, logging, APM, metrics, security, business analytics, and many more.

Elastic and associated marks are trademarks or registered trademarks of Elastic N.V. and its subsidiaries. All other company and product names may be trademarks of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements which include but are not limited to Elastic’s ability to provide security teams a powerful new tool for collecting, investigating, and detecting security information and events, the ability of Elastic SIEM to give Elastic users a single, complete solution to combat threats and attacks, and the benefits to Elastic’s customers of deploying Elastic SIEM. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Our expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: Elastic’s ability to offer a comprehensive security solution focused on endpoint security and integrated with Elastic’s existing security efforts; Endgame’s endpoint security capabilities; Elastic’s ability to help organizations extend threat hunting to the endpoint; the benefit to Elastic customers of deploying Endgame’s product; the benefit to Endgame customers of deploying the Elastic Stack; Elastic’s ability to successfully integrate our products, technologies and businesses; the ability to use Elastic’s search technology in combination with endpoint data; Elastic’s ability to successfully align product roadmaps and go-to-market strategy; customer acceptance of Elastic and Endgame’s combined product lines and the value proposition of the combination of Elastic and Endgame; the future conduct and growth of Elastic’s business and the markets in which Elastic operates; and the ability of Elastic to timely and successfully achieve the anticipated benefits of the acquisition of Endgame. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the SEC, including our prospectus filed with the SEC on September 4, 2019 pursuant to Rule 424(b)(3), our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2019 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC. SEC filings are available on the Investor Relations section of Elastic’s website at ir.elastic.co and the SEC’s website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Dan Reidy

press@elastic.co